UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 5, 2017

MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Versailles Boulevard, Lafayette, Louisiana	70501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2017, the Board of Directors of MidSouth Bancorp, Inc. (the “Company”) increased the size of the Board of Directors from 10 to 11 members and appointed James R. McLemore, President and Chief Executive Officer of the Company and MidSouth Bank, N.A., as a member of the Company’s Board of Directors. Mr. McLemore will serve as a Class II Director with a term expiring at the Company’s annual meeting of shareholders in 2019. Mr. McLemore was also appointed as a member of the Executive Committee of the Company’s Board of Directors.

Mr. McLemore was not selected for this position pursuant to any arrangement or understanding between him and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and Mr. McLemore.

Item 8.01. OTHER EVENTS.

Public Offering of Common Stock

On June 7, 2017, the Company announced the commencement of an underwritten public offering of $50.0 million of the Company’s common stock through Sandler O’Neill + Partners, L.P. The Company intends to grant the underwriter a 30-day option to purchase from the Company up to an additional 15% of the shares sold in the offering. The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission on Form S-3.

A copy of the press release issued by the Company announcing the commencement of the offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Change in Dividend Policy

On June 7, 2017, the Company’s Board of Directors determined that it intends to reduce the Company’s quarterly cash dividend on its common stock to $0.01 per share beginning in the third quarter of 2017. The previously declared cash dividend of $0.09 per share of common stock payable to shareholders of record as of the close of business on June 15, 2017 remains unchanged and is scheduled to be paid on July 3, 2017. The amount of future dividends, if any, will be determined by our board of directors and will depend on our earnings, financial condition and other factors considered by the board of directors to be relevant. In addition, the payment of cash dividends on the common stock will depend upon the ability of MidSouth Bank, N.A. to declare and pay dividends to the Company. The Bank’s ability to pay dividends will depend primarily upon its earnings, financial condition, and need for funds, as well as applicable governmental policies. Even if the Bank has earnings in an amount sufficient to pay dividends, the Bank’s board of directors may determine to retain earnings for the purpose of funding growth.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release dated June 7, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	June 7, 2017